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                                                                    EXHIBIT 99.4

(VERSO TECHNOLOGIES LOGO)

SEPTEMBER 26, 2003

VERSO CLOSES ACQUISITION OF MCK COMMUNICATIONS, INC.

ATLANTA -- (SEPTEMBER 26, 2003) -- Verso Technologies, Inc. (NASDAQ: VRSO), an integrated communications solutions company, announced today that it has completed the acquisition of MCK Communications, Inc. (formerly Nasdaq: MCKC) effective September 26, 2003 at 4:30 pm. MCK shareholders approved the transaction today.

As a result of the merger, MCK shareholders will receive 0.8517 shares of Verso stock for every MCK share. In addition, MCK declared a dividend of $1.173 for each outstanding share of MCK on September 26, 2003. Verso will issue 18.28 million shares of new stock to MCK shareholders. As of September 22, 2003, Verso had approximately 97 million shares outstanding.

"Not only does the acquisition of MCK Communications add key, next generation technology and development competencies to our enterprise portfolio, but it also produces synergies in our products, distribution channels, customers and cultures that will be extremely positive for our customers, employees, partners and shareholders," said Steve Odom, Chairman and CEO of Verso. "By leveraging our combined engineering expertise, cross-selling opportunities and operating efficiencies, and by enabling us to deliver a more complete next generation solution for our enterprise customers, the addition of MCK to our Enterprise Solutions Group will drive greater value for both Verso and MCK customers, and, in turn, will enhance shareholder value."

"Verso has a history of success with post acquisition integration and, more specifically, with supporting the customers and products they acquire," said Tom Nolette, acting CEO of MCK Communications. "Everyone at MCK is excited about the opportunities that lie ahead as we bring our teams together to accelerate delivery of innovative, next generation technologies for the evolving enterprise marketplace."

The MCK acquisition will be accounted for as a purchase. Verso will include MCK's results of operations beginning October 1, 2003. Verso's results for the third quarter will include a write-off of goodwill, as previously disclosed in the registration statement on Form S-4 filed by Verso in connection with the MCK acquisition and in Verso's Quarterly Report on Form 10-Q for the Second Quarter of 2003. Based on the preliminary closing balance sheet of MCK, the write-off of goodwill will be approximately $11 million.

ABOUT VERSO TECHNOLOGIES

Verso is a leading provider of next generation communications solutions for carriers and enterprises that want to lower their communication infrastructure costs and enhance service capabilities without sacrificing reliability, scalability and quality of service. With an extensive solutions portfolio that extends from the core to the edge of a network, Verso enables customers to leverage legacy technology investments towards converged networks that are faster and more cost-effective to deploy and easier and more flexible to manage. Verso solutions are currently deployed in thousands of customer networks in over 130 countries around the world. For more information, contact Verso at www.verso.com or call 678.589.3500.


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FORWARD LOOKING STATEMENTS

Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words - "believe", "expect", "anticipate", "intend", "will", and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. In addition to the uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated or expected by some of the statements made in this news release. Those factors include the timely closing of the MCK acquisition and successful integration of the MCK business, as well as the factors listed in the "Risk Factors" section of the registration statement on Form S-4 filed by Verso in connection with the MCK acquisition.

INVESTOR CONTACT:
Monish Bahl
Director of Investor Relations
Verso Technologies, Inc.
678-589-3579
Monish.Bahl@verso.com

MEDIA CONTACT:
Mary Frances Jones
Director of Marketing
Verso Technologies, Inc.
678-589-3575
MaryFrances.Jones@verso.com